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                                                                   EXHIBIT 10.19

                                AMENDMENT TO THE
                             DEAN WITTER START PLAN
                             ----------------------

     WHEREAS, Dean Witter Reynolds Inc. ("DWR"), a Delaware corporation, maintains the Dean Witter START Plan (the "START Plan");

     WHEREAS, DWR desires that the START Plan be amended as set forth herein;

     NOW, THEREFORE, the START Plan is hereby amended as follows:

     1. Effective January 1, 1998, Section 12(c) of the START Plan shall be amended to read as follows:

       "(c) Suspension of Contributions. If a Participant makes a withdrawal (other than a hardship withdrawal described in Section 12(g)) from the Participant's Basic Pre-Tax Account or Supplemental Pre-Tax Account, the Participant shall not be permitted to make any Employee Contributions for the three months beginning on the first day of the first payroll period following the date the withdrawal request is processed by the Plan Administrator. In addition, the Plan Administrator may from time to time prescribe written rules of uniform application by which Participants who make a hardship withdrawal as provided in Section 12(g) may not make elective or employee contributions to this or any other plan of an Employer for a period to be determined by the Plan Administrator."

     2. Effective January 1, 1998, Section 20(a) of the START Plan is amended by adding the following to the end thereof:

       "Effective January 1, 1998, the Plan may pay benefits pursuant to a QDRO that provides for the payment of benefits to an "alternate payee" (as such term is defined in Code section 414(p) ) prior to the date a Participant has attained "earliest retirement age" (as such term is defined in Code section 414(p)). Unless otherwise specified in the QDRO, payment shall be made pro rata from each of the Participant's accounts and pro rata from the Investment Funds in which any account is invested."

     3. Effective as of January 1, 1998, Section 4(a) of the START Plan is hereby amended by replacing the last sentence thereof with the following:

       "All Company Contributions shall be made in cash or, effective January 1, 1998, in cash or in shares of MWD Stock or in a combination of cash and
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       shares of MWD Stock, all as the Company may in its discretion determine;
       provided, that shares of MWD Stock may be contributed to the Plan only if at the time of contribution they constitute "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA. If and to the extent that Company Contributions are made in shares of MWD Stock, they shall be taken into account at their Fair Market Value on the date of contribution. For purposes of the preceding sentence, the "Fair Market Value" of a share of MWD Stock on a date shall be the closing price, regular way, of a share of MWD Stock as reported on the New York Stock Exchange on such date if shares of MWD Stock are then trading upon such exchange, or if not, then the closing price, regular way, of a share of MWD Stock as reported on such other exchange on which shares of MWD Stock are principally trading on such date."

     4. Effective January 1, 1998, Section 1 of the START Plan is amended by adding a new paragraph to the end thereof reading as follows:

            "The Plan is an eligible individual account plan (within the meaning of section 407(d)(3) of ERISA) and shall be interpreted accordingly. The Plan provides for the acquisition and holding of "qualifying employer securities" as defined in section 407(d)(5) of ERISA. Up to 100% of the Plan's assets may be invested in qualifying employing securities."

     5. Effective January 1, 1998, the definition in Section 21 of the START Plan of the term "Eligible Employee" shall be amended to add a new paragraph to the end thereof as follows:

             "Notwithstanding the foregoing, the terms "Eligible Employee" and "Immediately Eligible Employee" shall include only any person who receives regular and stated compensation from, and is treated as a common law employee for wage withholding purposes by, a member of the Affiliated Group, other than a pension, retainer or remuneration in the nature of a consulting fee, and shall not include any person who is (i) classified by a Participating Company as a Leased Employee of any Participating Company (including, without limitation a leased employee as defined in Code section 414(n)), an independent contractor or a consultant; or (ii) a provider of services to a Participating Company pursuant to a contractual arrangement, either with that person or with a third party, other than one specifically providing for an employment relationship with a Participating Company. If any person excluded as an Eligible Employee or Immediately Eligible Employee pursuant to the preceding sentence shall be determined by a court or a federal, state or local regulatory or administrative authority to have served as a common law employee of a Participating Company, such determination shall not alter this exclusion as an Eligible Employee or Immediately Eligible Employee for purposes of this Plan."
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     6. Effective January 1, 1998, Section 7(b) of the START Plan shall be amended by adding the phrase, "Except as otherwise provided in Section 6(d)," immediately before the phrase "All Company Contributions shall be invested."

     7. Effective as of July 1, 1999, or such earlier date as the Plan Administrator shall designate in writing, Section 6(d) shall be redesignated as Section 6(e) and all cross references to Section 6(d) shall be redesignated as references to Section 6(e) and a new Section 6(d) shall be added to read as follows:

          "(d) Diversification of Company Contribution Account. In accordance with this Section 6(d), each 55/10 Participant and each 60/10 Participant (each as defined below) may make an election to direct the investment of a portion of his or her Company Contribution Account in Investment Funds other than the MWD Stock Fund. As of any date, such election to direct such investment shall be permitted with respect to up to 25% of the total number of shares of MWD Stock that have ever been allocated to a 55/10 Participant's Qualified Company Contribution Account and with respect to 50% of the total number of shares of MWD Stock that have ever been allocated to a 60/10 Participant's Qualified Company Contribution Account, in each case adjusted appropriately to reflect subdivision or combinations of such shares or similar transactions, less the number of shares directed to be alternatively invested pursuant to any prior election under this Section 6(d).
          There shall be no limit to the number of elections that a 55/10 Participant or a 60/10 Participant may make under this Section 6(d), provided that not more than one election can be made in any calendar month. Any shares that shall be invested in alternative Investment Funds in accordance with this Section 6(d) shall be invested as directed by the Participant among any Investment Funds then available for the investment of Employee Contributions; thereafter, the provisions of Section 6(c) shall apply to such investments. For purposes of this Section 6(d), a "55/10 Participant" is any Participant who has attained age 55 and has completed 10 years of participation in the Plan, and a "60/10 Participant" is any Participant who has attained age 60 and has completed 10 years of participation in the Plan. Notwithstanding anything in this Section to the contrary, the Plan Administrator may from time to time prescribe rules of uniform application to those Participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, to ensure compliance with Section 16(b)(3) of such Act."

     8. Effective January 1, 1999, Section 4(b)(3) of the START Plan shall be amended to change the words "Basic Pre-Tax Contributions" to "Basic and Supplemental Pre-Tax Contributions (up to 6% of Earnings)."
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       IN WITNESS WHEREOF, the undersigned had hereunder set his hand as of the
5th day of January, 1999.


                                        DEAN WITTER REYNOLDS INC.

                                        By:___________________________